                                                                    EXHIBIT 10.8

     Portions of this exhibit have been deleted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment. The redacted portions are identified by an asterisk indicating deleted information.

                                                                    EXHIBIT 10.8

                            UPLINK-PLAYBACK SERVICE

                                DEAL MEMORANDUM

     This Deal Memorandum, when signed by the undersigned representatives of their respective companies, will confirm the material deal points agreed upon during discussions for an agreement between Compact Video Services, Inc. (CVS) a California Corporation, and TVN Entertainment Corporation a Delaware Corporation ("TVN"), whereby CVS will design, construct, operate and maintain a fully staffed and equipped, co-located Uplink/Playback facility for TVN's seventeen
(17) channel national direct broadcast satellite ("DBS") television programming services ("TVN Service") which will be transmitted for TVN by CVS to AT&T's Telstar 303 satellite. After execution of this document, the mutual objective of the parties is the preparation and execution, as soon as reasonably feasible, of a more definitive agreement, which will include these essential terms and such other terms, conditions, representations and warranties as the parties and their respective counsel mutually determine are necessary and appropriate to further evidence the parties' agreement. These deal points are as follows:

1. CVS will provide the following services for TVN:

     (a) CVS will design and construct a Tape Playback facility for the TVN Service, in accordance with a diagram to be mutually agreed upon within thirty
(30) days from the date hereof, and then attached hereto as Exhibit A, and utilizing the tape/playback equipment set forth on an Exhibit B which will be mutually agreed upon within seven (7) days from the date hereafter starting with the July equipment list previously supplied by CVS to TVN. Thereafter, CVS will operate and maintain this facility for TVN utilizing the CVS staff set forth on Exhibit C, such that it will remain fully operational on a 24 hour per day, seven (7) day a week basis, for the term hereof, providing uninterrupted video and audio service on each of TVN's seventeen (17) channels. CVS is aware that TVN intends for up to twelve (12) of such channels to offer pay-per-view ("PPV")
                             ----
movies or services requiring 24 hour tape playback, the master tapes for which it shall be TVN's sole responsibility to license and arrange to make available to CVS for playback purposes, and for up to ten (10) of such channels to offer
                                                ----
"basic" or "pay tier" television programs, which CVS will uplink as "turn-around" services provided that the total number of channels will not exceed 17 channels. It shall be TVN's sole responsibility to obtain such license rights as are required to turn-around/retransmit such basic and/or pay tier services.

     (b) CVS will design and construct an Uplink facility co-located with the Playback facility in accordance with the diagram to be mutually agreed upon within thirty (30) days from the date hereof, and then attached hereto as Exhibit D, utilizing the uplink equipment and the encryption, decryption and control computer equipment set forth on an Exhibit E which will also be mutually agreed upon within thirty (30) days from the date hereof, starting with the July 6, 1989 equipment list previously supplied by CVS to TVN. Thereafter, CVS will operate and maintain this facility for TVN utilizing the CVS staff set forth on Exhibit C, such that it will remain fully operational on a 24 hour per day, seven (7) day a week basis for the term hereof, providing uninterrupted video and audio service on each of TVN's seventeen (17) channels. It shall be TVN's sole responsibility to provide access to seventeen (17) specified transponders on AT&T's Telestar 303 for CVS transmission of the TVN Service.

     (c) TVN may subsequently request that certain Exhibit B and E equipment be replaced with upgraded or newer equipment, the incremental increased cost for which shall be paid by TVN.

     (d) CVS will handle all shipping and receiving of tape material from TVN's suppliers and TVN will be responsible for providing the blank tape stock and for payment of all shipping costs. CVS will check all incoming tapes for both technical quality and timing, and in the event CVS finds quality problems, it will report such problems to TVN management. CVS will provide all the required duplication for backup tapes, and will provide TVN with post-production editing services, as required, to produce/post produce interstitial/promotional material for air. CVS will provide TVN with post-production services of up to 40 hours per week at no additional cost. CVS will provide the full range of technical operations support required to playback and uplink the TVN programs to the satellite, including consumer type receiving equipment to monitor each channel. CVS will provide office space and parking at the facilities for eight (8) TVN employees. At least half of such offices shall be available to TVN on or before January 15, 1990. CVS will keep a daily log for each channel of playback service, with these logs being forwarded to TVN on a weekly basis. CVS will provide space to library the program tape and interstitial/promotional tape material for the TVN Service per Exhibit A. CVS will provide appropriate security facilities and personnel, including a tape vault and log-in, log-out requirements, for the storage, transfer (dubbing) and playback of all tape (or otherwise recorded) materials, including licensed materials, provided by or on behalf of TVN. It shall be TVN's responsibility to obtain required authorization/clearance for CVS to perform the backup tape transfer/dubbing function, and CVS shall cause these functions to be performed under conditions which assure there will be no unauthorized duplication of tapes.

     (e) The CVS post-production services at said facility provided to TVN will include:

     (1) A dedicated edit bay with a full time chyron capable editor; 40 hrs per week

     (2)  A dedicated chyron machine in the edit bay

     (3)  two channels of ADO

     (4)  Tape stock to be provided to TVN at CVS cost plus  *   and

     (5) Buy-back of used TVN tape stock at * of the price paid for same by TVN to CVS

     (f) CVS will provide TVN with use of CVS uplinks for Beta Tests by TVN, on a pre-scheduled basis (i.e., if time is available on an uplink(s) when requested by TVN, CVS will provide that uplink(s) time to TVN).

     (g) TVN will provide CVS with program schedules/logs seven (7) days prior to scheduled air date, however, CVS will use its best efforts to accommodate any schedule changes provided CVS by TVN. TVN will handle formal contact with the studios and/or production houses for access to available promotional materials, and TVN will be responsible for developing the promotional and interstitial material to be used by CVS to "build" the tape materials for air. TVN will designate an individual(s) to serve as the designated interface person(s) between TVN administrative operation and the CVS technical support operation, so that ongoing operational and technical matters can be handled efficiently and expeditiously.

     2. CVS agrees that after the signing of this Agreement by the parties, upon the delivery by TVN to CVS of the Security L/C (as in hereinafter defined in Exhibit H), and a mutually agreeable AT&T "MTL" Letter, CVS will order and obtain all equipment reflected in Exhibit K and CVS will continue to timely order and obtain the balance of the equipment as it is agreed upon. AT&T and TVN may review the CVS equipment purchase order records to verify the orders. CVS agrees that the initial staffing for the Playback and Uplink facilities shall be as shown on Exhibit C, but in any event it shall be CVS' continuing responsibility at all times to provide sufficient staff so as to provide the referenced services as described, so that all transmissions to the satellite meet or exceed the specifications and standards set forth in Exhibit F. These facilities shall be co-located at 2813 & 2901 W. Alameda Avenue, Burbank, CA, and CVS shall provide access for AT&T to interface its Info I ANI System. TVN recognizes that CVS may offer time to other CVS customers on the back-up uplink and downlinks provided for TVN, however, CVS represents and warrants to TVN that TVN will be and at all times shall remain the primary customer for the facilities assigned to TVN, with the right to priority use of these services at these facilities, and services provided to other customers will not interfere with the operation or transmission of, or be directly competitive with, TVN's programming services.

Directly competitive shall mean that such facilities cannot be offered for use to customers as part of a pay-per-view service for the TVRO market. It is expressly understood that CVS shall be free to use CVS' facilities not assigned to TVN without any limitation whatsoever.

     3. (a) CVS represents and warrants that the TVN transmissions from these Uplink-Playback facilities shall meet or exceed the audio and video quality standards and specifications set forth on Exhibit F, and that construction of the referenced facilities and services shall be (i) substantially completed and operational for on-air testing by TVN on March 1, 1990 (the "On-Air Test Date") and (ii) fully complete and operational for the commencement of the TVN service on all seventeen (17) of TVN's leased transponders on T303 on or before March 30, 1990 (the "Operational Date"). CVS represents and warrants to TVN that CVS has full and complete authority to provide these facilities and services at CVS's Burbank location as above described.

     (b) TVN has previously requested during the prior 40 days that CVS not contact the various equipment vendors regarding this TVN project and CVS represents and warrants that it has not done so. CVS and TVN agree that the referenced paragraph 3(a) completion dates are predicated on the availability of said equipment from vendors in time sufficient to enable CVS to meet the required completion dates. If not, the completion dates and the Exhibit J Liquidated Damages Provisions shall be extended accordingly. CVS agrees that it will advise TVN immediately, upon learning that any of the ordered equipment is not available for delivery in time sufficient to enable CVS to meet required completion dates.

     (c) If the referenced facilities and services are not completed and fully operational as represented, the parties agree that CVS shall pay to TVN as liquidated damages the sums reflected on Exhibit J for each day of delay, the parties having recognized and agreed that it would be extremely difficult to forecast or determine in advance the amount of damage caused TVN by such delay. The foregoing sum represents the parties best effort to fairly compensate TVN for such unanticipated delay. CVS shall have no liability to TVN if such delays are caused by Acts of God, or acts of third parties which are beyond the reasonable control of CVS.

     (d) If CVS shall have provided TVN with confirmation that the requisite equipment has been ordered by CVS as agreed hereinabove, TVN shall pay to CVS
the sum of      *       (the "TVN Front End Payment"), payable as follows:
pursuant to paragraph 3(e) hereof AT&T shall deliver to CVS, on behalf of TVN,
    *    in cash on December 1, 1989, and     *    on each of January 1, 1990,
February 15, 1990 and the date when the facilities and services are completed and fully operational per paragraph 3(a).

     (e) TVN represents and warrants that AT&T is now holding TVN's       *
irrevocable letter of credit issued by Citibank in favor of AT&T, which is
secured by a       *      Citibank Time Deposit owned by TVN. TVN and AT&T agree
(the latter by separate letter) that said       *      letter of credit will be
utilized for purposes of providing CVS with (1) the      *       Security L/C
required to fulfill TVN's Termination Liability obligation pursuant to Exhibit H
hereof and (2) the      *       required to be paid by TVN to CVS pursuant to
paragraph 3(d). AT&T and TVN will jointly facilitate the timely issuance by
Citibank (or other bank of similar representation) of said       *      Security
L/C in favor of CVS. AT&T and TVN will jointly facilitate the delivery to CVS of
each required     *    payment, using       *      of the       *      TVN Time
Deposit for this purpose. Each such * payment shall be paid to CVS on the agreed dates upon CVS having provided to TVN and AT&T documentary proof that CVS has ordered the equipment which CVS is required to order per Exhibits B and E hereunder.

     4. The term for CVS' provision of these services and TVN's obligation to accept service shall be five (5) years, commencing March 30, 1990 and continuing through March 29, 1995.

     5. TVN shall pay to CVS monthly, as the price for the services provided to
TVN by CVS hereunder, the sums set forth on Exhibit I hereto. The     *
payable to CVS by TVN as above provided in paragraph 3(d), when paid, shall be deemed a prepayment by TVN of the first monthly payment due, one half of the next four (4) monthly payments due, and a partial payment for the sixth monthly payment due per Exhibit I. Thereafter, CVS shall bill TVN for services rendered on the first of each month, with payment due from TVN to CVS thirty (30) days thereafter. There shall be no additional charges for CVS' services specified herein to TVN; any additional services requested by TVN from CVS from time to time (i.e., occasional uplink services for special events or feeds) shall be billed separately by CVS to TVN at the completion of service, and due net 30 days from date of invoice, at the lower of the rates set forth on Exhibit G, or the CVS rates in effect at the time of the request for other major users of such CVS services.

     6.  (a) In the event TVN fails to make any payment when due, including,
         -------------------------------------------------------------------
without limitation to deliver the Security L/C or the TVN Front End Payment,
----------------------------------------------------------------------------
provided CVS has timely performed in accordance with this Deal Memorandum, CVS
------------------------------------------------------------------------------
shall give TVN written notice of any such default, and TVN will have seven (7)
------------------------------------------------------------------------------
days within which to cure such default. If TVN fails to timely cure such
------------------------------------------------------------------------
default, CVS may terminate this Agreement (without any further obligation or
----------------------------------------------------------------------------
liability on its part), with termination liability as specified in Exhibit H,
-----------------------------------------------------------------------------
which termination liability shall be shared between CVS, TVN and American
-------------------------------------------------------------------------
Telephone & Telegraph, Inc. ("AT&T") as specified on Exhibit H. AT&T's and TVN's
---------------------------------------------------------------
respective termination liabilities shall be referred to as the Minimum Termination Liability ("MTL"). If CVS willfully or through gross negligence
                               --------------------------------------------
fails to provide service as required hereunder, TVN shall give CVS written
---------------------------
notice of any such default and CVS shall have seven (7) days within which to cure such default. If CVS fails to timely cure such default, TVN may terminate this Agreement without further payment to CVS and TVN shall have the right to procure these services elsewhere. Nothing contained in this paragraph shall be construed as limiting the audio and video standards and specifications with which CVS must comply per paragraph 3(a).

     (b) In the event TVN elects to terminate this Deal Memorandum under circumstances where CVS is not in default of its obligations hereunder, then, if TVN shall, within 120 days of such termination, obtain the CVS provided services (or any portion thereof) from another Uplink/Playback facility, TVN shall pay to CVS, as liquidated damages and not as penalty, it being agreed that it would be extremely difficult to forecast or determine in advance the amount of damage caused CVS by such termination, an amount equal to the present value, as of the date of such termination, of all unpaid monthly service charges from TVN to CVS through the end of the term of this Deal Memorandum, discounted to present value at the rate of prime at Citibank plus 2%.

     7.  All announcements or press releases to the industry or otherwise
         ----------------------------------------------------------------
concerning the subject matter of this Deal Memorandum and the transactions
--------------------------------------------------------------------------
documented herein shall require the approval of both companies. TVN shall have
------------------------------------------------------------------------------
the right to issue the initial, mutually approved, announcement or release.
---------------------------------------------------------------------------
Copies of all such announcements may be shown to each company's senior executive
--------------------------------------------------------------------------------
officers and directors prior to release.
----------------------------------------

     8. The parties agree to proceed expeditiously and in good faith to prepare and execute a mutually acceptable written agreement continuing provisions in accord with the foregoing, together with such other terms, conditions, warranties and representations as each may determine are reasonably necessary and appropriate to protect its respective interests.

     9. CVS shall hold in confidence and not disclose to third parties any of the planning, financial and/or operating information provided to CVS by TVN in connection with the negotiation of this Deal Memorandum, any subsequent agreement and the continued performance by CVS hereunder.

     10. (a) The parties acknowledge and agree that, in providing these playback and uplink satellite transmission services, CVS will be required to operate in accordance with the practices and procedures of the carrier, AT&T, from whom satellite transponder space or other transmission facilities are utilized, and to the extent that such carrier's practices and procedures are inconsistent with the terms hereof, such practices and procedures will control CVS's performance hereunder.

       (b) The satellite uplink transmission services to be provided by CVS hereunder are subject to regulation by the Federal Communications Commission (the "FCC"). Throughout the term hereof, CVS will obtain and keep current all licenses, permits and other approvals of the FCC or other governmental bodies required for CVS to perform such services for TVN. CVS's performance hereunder will at all times comply with the rules and regulations of the FCC, and any other applicable rules and regulations, and to the extent they are inconsistent with the terms hereof, such rules and regulations will control CVS's performance hereunder.

       (c) CVS will obtain and keep current all licenses, permits, and other approvals required under local (city, county, state) and federal law, regulation, or ordinance for CVS to perform the services above described.

     11. If TVN has provided for a Minimum Termination Liability or Guarantee in form mutually acceptable to CVS and TVN for the encryption, decryption and computer control equipment, set forth on Exhibit E, to be used for these purposes at the Uplink facility, CVS will purchase said equipment and TVN agrees that it will buy back all such equipment from CVS on or before June 30, 1990 at the price paid by CVS for this equipment, and if such payment is not tendered to CVS on or before June 30, 1990, then such nonpayment will become an event of default subject to the MTL payment described in Exhibit H. TVN represents, to CVS that the cost to CVS of such encryption-decryption computer control
equipment shall not exceed     *     . TVN may arrange for the purchase and
delivery of such equipment to CVS for use at the Uplink facility. In either event, CVS shall be responsible for installation of such equipment and instruction of its personnel in its use and TVN shall be responsible for all loading and operation of the control computer and all subscriber decoder box authorization and deauthorization. CVS will, at its expense, provide rack space in the Exhibit A facility for this equipment, provide sufficient electrical power to operate such equipment, and will install and operate such equipment in accordance with TVN's instruction. CVS will coordinate electrical telephone line and modem installment, and the charges therefor shall be included in the price to be paid by TVN per Exhibit I. CVS shall not be liable for any failure of TVN's encryption or decryption equipment, nor the cost of parts or third party service, freight or any other costs as may be incurred in maintaining this equipment. At the direction of TVN, CVS will obtain service for this equipment and will invoice TVN for all costs incurred thereby. TVN may add, remove or change this equipment as TVN deems necessary. All such changes by TVN at CVS facilities must be made while accompanied by CVS personnel so as not to cause service outages or other interference with CVS operations and provided those changes do not impair CVS's ability to perform under this agreement. CVS will provide TVN and its representatives and contractors with access at all reasonable times to these Uplink and/or Playback facilities and equipment on reasonable notice, and as may be required in emergencies.

     12. CVS will perform all routine and emergency maintenance on the Playback/Uplink facilities and all Exhibit B and E equipment on a 24 hours per day, 7 days per week basis in order to maintain uninterrupted service per Exhibit F.

     12. EXCEPT AS EXPRESSLY SET FORTH IN THIS DEAL MEMORANDUM, CVS MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED AS TO THE CONDITION OF ANY FACILITY CONSTRUCTED PURSUANT TO THIS DEAL MEMORANDUM OR ANY EQUIPMENT USED IN CONNECTION THEREWITH, OR THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE THEREOF. CVS AND TVN SHALL SHARE IN ANY APPLICABLE MANUFACTURER WARRANTIES FOR THE BENEFIT OF THE PARTIES TO THE EXTENT OF THEIR RESPECTIVE INTERESTS, BUT ONLY TO THE EXTENT THAT SUCH MANUFACTURER WARRANTIES PERMIT.

     13. (a) Payment of the charges set forth in this Deal Memorandum shall entitle TVN to receive only the services expressly described herein, and all other extra, or additional service which TVN may wish to obtain from CVS shall only be supplied to TVN as provided in paragraph 5.

     (b) TVN agrees to indemnify, defend and hold CVS harmless from and against any and all losses, liabilities, costs and expenses, including reasonable attorneys' fees, arising out of or related to claims made against CVS based on
(i) the content of TVN's programming, including without limitation any claim of libel, slander or infringement of copyright, (ii) injury to person or damage to property as a result of the activity of TVN employees or agents within their area of responsibility, as provided hereunder. This indemnification shall survive any termination of this Deal Memorandum, unless and until replaced by a subsequent agreement.

     (c) CVS agrees to indemnify, defend and hold TVN harmless from and against any and all losses, liabilities, damages, costs and expenses, including reasonable attorneys' fees, arising out of or relating to claims made against TVN based on (i) injury to person or damage to property as a result of the activities of and services provided by CVS or its agents and employees hereunder, including without limitation their actions in designing, constructing, operating and/or maintaining these facilities and equipment, and in playing back, transmitting, and uplinking TVN's programming, (ii) interference by the playback transmission or uplinking activities of CVS with a third party's transmission, (iii) the failure of CVS to transmit TVN programming in accordance with this Deal Memorandum, in which case CVS' indemnity obligation shall be limited to a refund of a prorated part of the monthly service payment made by TVN for the period during which such transmission failure shall have occurred, and (iv) CVS' failure to maintain necessary licenses. This indemnification shall survive any termination of this Deal Memorandum, unless and until replaced with a subsequent agreement.

     (d) Neither party shall be subject to consequential or indirect damages or payment for lost profits as a result of any acts, omissions, or other performance or non-performance requirements under this agreement, except as may result from the gross negligence of a party in performing hereunder.

     (e) Neither party has any authority to make any statement, representation, warranty or other commitment on behalf of the other party, and this Deal Memorandum does not create any agency, employment, partnership, joint venture or similar relationship between the parties.

     (f) Neither party may assign any rights or obligations under this Agreement without the prior written consent of the other party, such consent not to be unreasonably withheld, provided, however, that either party may assign its rights hereunder without the consent of the other party to any entity with which it any be merged or consolidated or which acquires all or substantially all of its assets, provided that such entity agrees in writing to assume all of the obligations of TVN or CVS as the case any be, hereunder.

     (g) All notices which either party may be required or desire to give to the other party hereunder shall be given by personal service or by registered or certified mail, return receipt requested, addressed to:

                           For TVN: Stuart Z. Levin
                                    President and
                                    Chief Executive Officer
                                    TVN Entertainment Corporation
                                    100 Wilshire Blvd., Suite 1650
                                    Santa Monica, CA  90401

                    with a copy to: Arthur Fields
                                    Senior Executive V.P.

                           For CVS: John H. Sabin
                                    Senior V.P. - CFO
                                    William H. Tillson
                                    V.P. of Satellite &
                                    Distribution Services
                                    Compact Video Services, Inc.
                                    2813 W. Alameda Avenue
                                    Burbank, CA 91505

                    with a copy to: Zellermayer Gratch & Jacobs, P.C.
                                    950 Third Avenue
                                    11th Floor
                                    New York, NY 10022
                                    Attention: Andrew B. Reinhard
at the current address for each party. Either party may change the person or address for notice upon prior written notification to the other party.

     (h) No waiver of any breach hereof shall constitute a waiver of any other breach of the same or any other provision hereof, and no waiver shall be effective unless made in writing. In the event that any provisions hereof shall be judged illegal or unenforceable by a court of competent jurisdiction, such provision shall be severed and the entire agreement shall not fail but the balance of this agreement shall continue in full force and effect.

     (i) TVN and CVS acknowledge that they have read this entire Deal Memorandum and that it constitutes the entire agreement and understanding between the parties hereto, and supersedes any and all prior or contemporaneous oral or written communications or negotiations with respect to the subject matter hereof, all of which are merged herein. This Deal Memorandum shall not be modified, amended or any way altered except by an instrument in writing signed by both of the parties hereto.

     (j) This Deal Memorandum shall be construed and enforced in accordance with the internal laws of the State of California. Any dispute between the parties regarding the interpretation, enforcement or alleged breach hereof shall be resolved by arbitration by the parties before the American Arbitration Association in Los Angeles, California in accordance with their Commercial Arbitration Rules, each party to bear the arbitrators expenses equally.

COMPACT VIDEO SERVICES, INC.           TVN ENTERTAINMENT CORPORATION

By:     /s/ WILLIAM H. TILLSON         By:      /s/ STUART Z. LEVIN
    ------------------------------         ------------------------------
    William H. Tillson                     Stuart Z. Levin

Title:    V.P. Satellite and           Title:     President and CEO
       ---------------------------            ---------------------------
         Distribution Services

Date:           11-20-89               Date:          11-20-89
      ----------------------------           ---------------------------

                         [LETTERHEAD OF COMPACT VIDEO]


January 3, 1990

TVN Entertainment Corporation
100 Wilshire Boulevard
Santa Monica, CA  90401

Gentlemen:

We refer to the Deal Memorandum, dated November 20, 1989 ("the Agreement"), between you ("TVN") and us ("Compact") and, more particularly, to Section 3(a) thereof which provides, among other things, for an "On-Air Test Date" and an "Operational Date" (as those terms are defined therein) of March 1 and March 30, 1990, respectively. This letter will confirm the agreement between TVN and Compact that such dates will be extended by that number of days elapsing from December 1, 1989 (including that day) to the day on which the first installment of the TVN Front End Payment (as that term is defined in the Agreement) is made (including that day), subject to the force majeure provisions of Section 3(c) of
                                     ----- -------
the Agreement.  The TVN Front End Payment (as that term is defined in the
Agreement) shall be payable by TVN to CVS as follows:     *    on January 3,
1990, and     *    on each of February 1, 1990, March 1, 1990 and the date when the facilities and services are completed and fully operational per paragraph 3(a) of the agreement as above amended.

The foregoing notwithstanding, Compact will use its best efforts to meet the originally scheduled On-Air Test Date and Operational Date provided in the Agreement.

                                           Very truly yours,

                                           COMPACT VIDEO SERVICES, INC

                                           By:  /s/ William H. Tillson
                                              -------------------------------
                                           Name:  William H. Tillson
                                                -----------------------------
                                           Title:  V.P. Satellite and
                                                 ----------------------------
                                                   Distribution Services
                                                 ----------------------------

ACCEPTED AND AGREED TO:

TVN ENTERTAINMENT CORPORATION

By:  /s/ Stuart Z. Levin
   ------------------------------
Name:  Stuart Z. Levin
     ----------------------------
Title:  CEO
      ---------------------------

                 [LETTERHEAD OF COMPACT VIDEO SERVICES, INC.]


April 17, 1990

Mr. Stu Levin
TVN Entertainment Corporation
100 Wilshire Boulevard
Santa Monica, CA 90401

Dear Stu:

This letter, when signed by TVN Entertainment Corporation (TVN) and Compact Video Services, Inc. (CVS) will serve to amend our "Uplink - Playback Service Deal Memorandum" dated November 20, 1989.

1.  Schedule of Services -

April 15 - May 15, 1990 and thereafter - One promotional (barker) channel shall
--------------------------------------
be transmitted by CVS to T303 24 hours per day (unencrypted). There will be occasional testing by TVN on one or two T303 transponders of encrypted transmission during this period.

May 15 - June 15, 1990 - Testing by TVN utilizing playback, encryption and
----------------------
transmission services on up to 15 T303 transponders concurrently, Monday through Friday, eight hours per day.

June 15 - August 1, 1990 - Full testing of entire system on all 15 T303
------------------------
transponders 24 hours per day.

August 1, 1990 on - Full transmission.
-----------------

2.  Schedule of Charges -

April 15 - May 14, 1990 - No charge
-----------------------

May 15 - June 14, 1990 -    *
----------------------

June 1, 1990 -     *    (if facility is completed and fully operational -
------------
balance of TVN Front End Payment)

Mr. Stu Levin
April 17, 1990
Page Two


June 15 - July 31, 1990 -     *         *    in cash, payable in two
-----------------------
installments of     *    each due on June 15, 1990 and July 15, 1990 and
    *    by application of the    *    TVN Front End Payment)
----------------------------------------------------------------

August 1 - August 31, 1990 -    *
--------------------------

September 1, 1990 - End of Term - As provided in Exhibit I, beginning with the
-------------------------------
balance of year one.

Commencing August 1, 1990 and provided TVN has secured its equity financing of
------------------------------------------------------------------------------
     *       the balance of the     *      TVN Front End Payment      *
---------------------------------------------------------------------------
shall be applied against the monthly charges to the extent of     *    per
--------------------------------------------------------------------------
month until it has been exhausted. Should TVN have failed to secure its
-----------------------------------------------------------------------
financing by August 1, 1990, then the     *    per month application of the
---------------------------------------------------------------------------
balance of the     *      TVN Front End Payment will be postponed until such
----------------------------------------------------------------------------
time as the financing has been secured.
---------------------------------------

3.  TVN's $1 million L/C will be reduced by    *    commencing June 15, 1993
unless TVN has secured its financing. Provided TVN has secured its financing,
TVN's L/C will be reduced by      *     per month commencing June 15, 1991, as
provided in the Deal Memorandum. If at any time after June 15, 1991 TVN secures its financing, TVN's L/C will be reduced, pro rata from that month until June 1, 1995, so that an equal amount is reduced each month and the L/C is released in full by June, 1995.

4. The "Operational Date" for paragraph 3(a) of the "Uplink - Playback Service Deal Memorandum" shall be June 1, 1990. The term of this Agreement (per paragraph 4) and the monthly payment schedule as provided in Exhibit I shall be June 15, 1990 through June 14, 1995.

5. CVS shall provide TVN with 40 hours of on-line editing per week commencing April 15, 1990, until the edit facility reflected in paragraph 1(e)(1) of the "Uplink - Playback Service Deal Memorandum" is completed.

Mr. Stu Levin
April 17, 1990
Page Three


6. Concurrently with the execution of this amendment, CVS shall provide TVN with written confirmation from CVS' lessor, in form acceptable to TVN, that said lessor has provided a firm commitment to lease CVS the equipment described in Exhibit B to the Deal Memorandum required by CVS for CVS to perform its obligations reflected in the "Uplink - Playback Service Deal Memorandum".

7. Except as expressly provided above, and in the parties January 3, 1990 letter amendment, all other terms, conditions and provisions of the referenced Deal Memorandum shall remain in full force and effect.

                                       Agreed and Accepted:

                                       COMPACT VIDEO SERVICES, INC.

                                       By:        /s/ WILLIAM H. TILLSON
                                           -----------------------------------

                                       Name:        WILLIAM H. TILLSON
                                             ---------------------------------

                                       Title: V.P. Satellite and Distribution
                                              --------------------------------


Agreed and Accepted:

TVN ENTERTAINMENT CORPORATION

By:        /s/ ARTHUR FIELDS
    -----------------------------------

Name:        ARTHUR FIELDS
      ---------------------------------

Title: Senior Executive Vice President
       --------------------------------

                 [LETTERHEAD OF COMPACT VIDEO SERVICES, INC.]

June 14, 1990

Mr. Stu Levin
TVN Entertainment Corporation
100 Wilshire Boulevard
Santa Monica, CA 90401

Dear Stu:

This letter, when signed by TVN Entertainment Corporation (TVN) and Compact Video Services, Inc. (CVS) will serve to amend our Agreement of April 17, 1990.

1. Schedule of Services -

April 15 - May 15, 1990 and thereafter - One promotional (barker) channel shall
--------------------------------------
be transmitted by CVS to T303 24 hours per day (unencrypted). There will be occasional testing by TVN on one or two T303 transponders of encrypted transmission during this period.

May 15 - June 15, 1990 - 1" playback of one promotional (barker) channel and
----------------------
transmission of this playback to 2 T303 transponders 24 hours per day seven (7) days per week. One channel will be encrypted and one channel will be unencrypted. Purchase by CVS of additional equipment for TVN Encryption Center as reflected in the attached.

June 15 - August 1, 1990 - Continuation of May 15 - June 15, 1990 playback and
------------------------
transmission services, including testing on additional transponders. Full testing of playback and transmission and of the entire system on all 15 T303 transponders 24 hours per day commencing on July 1, 1990.

August 1, 1990 on - Full transmission.
-----------------

2. Schedule of Charges -

April 15 - May 14, 1990 - No charge
-----------------------

May 15 - June 14, 1990 -     *    (due June 20, 1990).
----------------------

Mr. Stu Levin
June 14, 1990
Page Two


June 15 - July 31, 1990 -     *    (payable in three installments of     *
-----------------------
due on July 15, 1990,     *    due August 1, 1990, and     *     due on August
15, 1990 provided the facility is completed and fully operational)

August 1 - August 31, 1990 -     *    (due August 31, 1990)
--------------------------

September 1, 1990 - End of Term - As provided in Exhibit I, beginning with the
-------------------------------
balance of year one.

Commencing August 1, 1990 and provided TVN has secured its equity financing of
      *      the TVN Front End Payment      *     shall be applied against the
monthly charges to the extent of     *    per month until it has been exhausted.
Should TVN have failed to secure its financing by August 1, 1990, then the
   *     per month application of the balance of the     *      TVN Front End
Payment will be postponed until such time as the financing has been secured.

3. TVN's $1 million L/C will be reduced by    *    commencing June 15, 1993
unless TVN has secured its financing. Provided TVN has secured its financing,
TVN's L/C will be reduced by      *     per month commencing June 15, 1991, as
provided in the Deal Memorandum. If at any time after June 15, 1991 TVN secures its financing, TVN's L/C will be reduced, pro rata from that month until June 1, 1995, so that an equal amount is reduced each month and the L/C is released in full by June, 1995.

4. The "Operational Date" for paragraph 3(a) of the "Uplink - Playback Service Deal Memorandum" shall be July 1, 1990. The term of this Agreement (per paragraph 4) and the monthly payment schedule as provided in Exhibit I shall be June 15, 1990 through June 14, 1995.

5. CVS shall provide TVN with 40 hours of on-line editing per week commencing April 15, 1990, until the edit facility reflected in paragraph 1(e)(1) of the "Uplink - Playback Service Deal Memorandum" is completed.

Mr. Stu Levin
June 14, 1990
Page Three


6. Except as expressly provided above, and in the parties January 3, 1990 letter amendment, all other terms, conditions and provisions of the referenced Deal Memorandum shall remain in full force and effect.

                                       Agreed and Accepted:

                                       COMPACT VIDEO SERVICES, INC.

                                       By:        /s/ WILLIAM H. TILLSON
                                           -----------------------------------

                                       Name:          WILLIAM H. TILLSON
                                             ---------------------------------

                                       Title:       V.P. Satellite and
                                              --------------------------------
                                                   Distribution Services


Agreed and Accepted:

TVN ENTERTAINMENT CORPORATION

By:        /s/ ARTHUR FIELDS
    -----------------------------------

Name:          ARTHUR FIELDS
      ---------------------------------

Title: Senior Executive Vice President
       --------------------------------

                         AMENDMENT TO UPLINK-PLAYBACK
                         ----------------------------
                            SERVICE DEAL MEMORANDUM
                            -----------------------

     THIS AMENDMENT TO UPLINK PLAYBACK SERVICE DEAL MEMORANDUM ("Amendment"), dated as of March 3, 1993, is made by COMPACT VIDEO SERVICES, INC., a California corporation ("CVS"), and TVN ENTERTAINMENT CORPORATION, a Delaware corporation ("TVN").

     WHEREAS, CVS and TVN entered into a Uplink-Playback Service Deal Memorandum dated November 20, 1989 (the "Deal Memorandum"); and

     WHEREAS, CVS and TVN desire to amend the Deal Memorandum in certain respects, all as set forth in this Amendment.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

     1.  Definitions.  All capitalized terms used herein and not defined herein
         -----------
shall have the meanings ascribed to them in the Deal Memorandum.

     2.  Revised Monthly Charge.  Exhibit I to the Deal Memorandum is hereby
         ----------------------   ---------
revised to provide that the price for services provided by CVS to TVN under the
Deal Memorandum shall be      *    per month from January 1, 1993 until the end
of the term.

     3.  Letter of Credit.  TVN and CVS acknowledge that TVN owes CVS    *
         ----------------
for services rendered by CVS to TVN under the Deal Memorandum through December 31, 1992 (collectively, the "Amount"). Notwithstanding anything to the contrary contained in the Deal Memorandum, TVN agrees that CVS shall be entitled, immediately upon execution hereof, to draw on the full amount of the Security L/C in consideration of execution of this Amendment and in full satisfaction of TVN's obligation to pay the Amount and any other amounts owed to CVS for services rendered by CVS to TVN under the Deal Memorandum through December 31, 1992. The parties acknowledge that as of the date hereof, the amount of the Security L/C
is       *

     4.  Level of Service.  The Deal Memorandum is hereby amended to provide as
         ----------------
follows:

     (i) The services CVS is to provide to TVN under the Deal Memorandum shall extend only to twelve (12) channels. TVN may utilize up to twelve (12) of such channels to offer pay-per-view movies or services requiring 24 hour tape playback, the master tapes for which shall be TVN's sole responsibility to license and arrange to make available to CVS for playback purposes, and up to ten (10) of such channels for "basic" or "pay tier" television programs, which CVS will uplink as "turn-around" services, provided that the total number of channels shall not exceed twelve (12) and CVS will not be required to uplink more than eleven (11) channels; and

     (ii) The staffing levels and equipment complements that CVS is required to utilize and maintain during the term of the Deal Memorandum shall be the staffing levels and equipment complements being maintained and utilized by CVS in connection with its services to TVN under the Deal Memorandum as of January 1, 1993. Notwithstanding the foregoing, should TVN default under the Deal

Memorandum, as amended hereby, and fail to cure such default as provided in the Deal Memorandum, as amended hereby, and CVS elects to terminate its agreement with TVN, and AT&T elects to assume TVN's obligations under the Deal Memorandum in connection with satisfying AT&T's share of the Minimum Termination
Liability, then the service levels that CVS shall be required to provide during the remainder of the term of the Deal Memorandum, as amended hereby, shall be as set forth in the Deal Memorandum prior to this Amendment.

      5. Elimination of Tape Stock Buy Back Provision. Section 1(e) of the Deal
         --------------------------------------------
Memorandum is hereby amended to: (i) delete Section 1(e)(5) thereof; (ii) to delete the word "and" at the end of Section 1(e)(4); (iii) to replace the comma at the end of Section 1(e)(4) with a period; and (iv) to add the phrase ",and" at the end of Section 1(e)(3).

      6. Right of First Refusal. The Deal Memorandum is hereby amended to add
         ----------------------
thereto a Section 13(l), which shall read as follows:

         "(l) In the event TVN proposes to enter into any agreement or arrangement with any person other than CVS relating to the providing of any uplink and/or playback services (the "Services") to TVN for any period commencing after the end of the term of this Deal Memorandum, TVN shall deliver a notice (the "First Refusal Notice") in writing to CVS stating TVN's bona fide intention to enter into such an agreement or relationship and the terms of the proposed agreement or relationship. For a period of fifteen (15) days after its receipt of the First Refusal Notice, CVS shall have the option ("Option") to enter into an agreement or arrangement with TVN to provide such Services on terms substantially equivalent to those set forth in the First Refusal Notice. If CVS wishes to exercise the Option it shall give TVN written notice within the fifteen (15) day term of the Option and, within fifteen (15) days after the date CVS gives notice of its exercise of the Option, CVS and TVN shall enter into a written agreement pursuant to which CVS shall provide TVN with, and TVN will accept, the Services specified in the First Refusal Notice on substantially the terms set forth in the First Refusal Notice. If CVS does not exercise the Option, at any time within thirty (30) days from the expiration of the term of the Option (the "Agreement Period"), TVN may enter into an agreement pursuant to which a third person shall render the Services specified in the First Refusal Notice to TVN on the terms, or on terms which are not materially less favorable to TVN than those, set forth in the First Refusal Notice. If TVN does not enter into such an agreement within the Agreement Period, TVN shall be required again to comply with the provisions of this Section 13(l) before it may enter into any agreement or arrangement for the provision of any Services to TVN. Notwithstanding anything to the contrary contained herein,
          Section 13(d) hereof shall not apply to this Section 13(l). This
          Section 13(l) shall survive any termination or expiration of this Deal Memorandum, unless and until replaced by a subsequent agreement."

      7.  Option to Extend.  The Deal Memorandum is hereby amended to add
          ----------------
thereto a Section 13(m), which shall read as follows:

              "(m) CVS hereby grants TVN an option to extend the term of this Deal Memorandum to June 15, 1997. In order to exercise such option, TVN must provide CVS with written notice of the extension of the term of this Deal Memorandum to June 15, 1997 not later than December 31, 1994."

      8.  Long Form Agreement.  The Deal Memorandum is hereby amended to delete
          -------------------
therefrom Section 8 thereof.

      9.  Deal Memorandum in Full Force.  The Deal Memorandum, as
          -----------------------------
amended by this Amendment, shall remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

COMPACT VIDEO SERVICES, INC.           TVN ENTERTAINMENT CORPORATION

By:   /s/ John Sabin                   By:   /s/ Stuart Levin
    ----------------------------           ----------------------------
Title:    Sr. Vice President           Title:       President
       -------------------------              -------------------------
Date:          3-3-93                  Date:         3-3-93
      --------------------------             --------------------------

     The undersigned hereby acknowledges and accepts the foregoing amendment to the Deal Memorandum dated November 20, 1989 between Compact Video Services, Inc., a California corporation ("CVS"), and TVN Entertainment Corporation, a Delaware corporation, and agrees that such amendment, to the best of its knowledge and information, does not impair or affect the undersigned's obligation to CVS pursuant to the Minimum Termination Liability (as such term is defined in the Deal Memorandum) to CVS in accordance with the provisions of the Deal Memorandum.

                                       AMERICAN TELEPHONE & TELEGRAPH, INC.

                                       By:           /s/ TED CORUS
                                           ---------------------------------
                                       Name:           TED CORUS
                                             -------------------------------
                                       Title:      MARKETING MANAGER -
                                              ------------------------------
                                              SKYNET(R) TRANSPONDER SERVICES